                                                                 Exhibit 10.12.1

                            STOCK PURCHASE AGREEMENT
                            ------------------------

                             FOR THE ACQUISITION OF
                             ----------------------

             WEISSMAN INDUSTRIES, INC. D/B/A WEISSMAN IRON & METAL
             -----------------------------------------------------

                                       BY
                                       --

                       RECYCLING INDUSTRIES OF IOWA, INC.
                       ----------------------------------


                                  July 1, 1996

                               Table of Contents
                               -----------------


1.   Definitions........................................................    1
     -----------

2.   Purchase and Sale of the WIM Shares................................    6
     -----------------------------------
     (a)    Basic Transaction...........................................    6
            -----------------
     (b)    Form of Payment.............................................    6
            ---------------
     (c)    Distributed Assets..........................................    6
            ------------------
     (d)    Closing Date Adjustments to Consideration...................    7
            -----------------------------------------
     (e)    The Closing.................................................    9
            -----------
     (f)    Deliveries at Closing.......................................    9
            ---------------------

3.   Tax Matters........................................................    9
     -----------
     (a)    General.....................................................    9
            -------
     (b)    Final Tax Returns...........................................   10
            -----------------
     (c)    Allocation of Income and Initial WIM Consolidated Tax
            -----------------------------------------------------
            Returns.....................................................   10
            -------
     (d)    Section 338(h)(10) Election.................................   10
            ---------------------------
     (e)    Consistent Reporting........................................   11
            --------------------
     (f)    Election Taxes..............................................   11
            --------------
     (g)    Tax Audits..................................................   11
            ----------
     (h)    Income Tax Indemnification..................................   12
            --------------------------

4.   Representations of the Seller Concerning the Transaction...........   13
     --------------------------------------------------------
     (a)    Authorization of Transaction................................   13
            ----------------------------
     (b)    Noncontravention............................................   13
            ----------------
     (c)    Transfer of WIM Shares......................................   13
            ----------------------
     (d)    Brokers' Fees...............................................   14
            -------------

5.   Representations of the Buyer and Parent Concerning the Transaction.   14
     ------------------------------------------------------------------
     (a)    Organization................................................   14
            ------------
     (b)    Authorization of Transaction................................   14
            ----------------------------
     (c)    Noncontravention............................................   14
            ----------------
     (d)    Brokers' Fees...............................................   14
            -------------
     (e)    Investment..................................................   15
            ----------

6.   Representations Concerning WIM.....................................   15
     ------------------------------
     (a)     Subsidiaries...............................................   15
             ------------
     (b)     Organization, Qualification and Corporate Power............   15
             -----------------------------------------------
     (c)     Capitalization of WIM......................................   16
             ---------------------
     (d)     Noncontravention...........................................   16
             ----------------
     (e)     WIM Financial Statements...................................   16
             ------------------------
     (f)     Events Subsequent to Most Recent WIM Fiscal Month End......   17
             -----------------------------------------------------
     (g)     Tax Matters................................................   19
             -----------

                                      (i)


     (h)     Title to Assets............................................   19
             ---------------
     (i)     Real Property..............................................   19
             -------------
     (j)     Buildings, Machinery and Equipment.........................   20
             ----------------------------------
     (k)     Intellectual Property......................................   21
             ---------------------
     (l)     Contracts..................................................   21
             ---------
     (m)     Inventory..................................................   21
             ---------
     (n)     Accounts Receivable........................................   21
             -------------------
     (o)     Notes Receivable...........................................   22
             ----------------
     (p)     Powers of Attorney.........................................   22
             ------------------
     (q)     Litigation.................................................   22
             ----------
     (r)     Employee Benefits..........................................   22
             -----------------
     (s)     Banking Relationships......................................   23
             ---------------------
     (t)     Insurance..................................................   23
             ---------
     (u)     Labor Relations............................................   23
             ---------------
     (v)     Legal Compliance...........................................   23
             ----------------
     (w)     Permits....................................................   23
             -------
     (x)     Environment, Health and Safety.............................   24
             ------------------------------
     (y)     Brokers' Fees..............................................   25
             -------------
     (z)     Undisclosed Liabilities....................................   25
             -----------------------
     (aa)    Affiliate Transactions.....................................   25
             ----------------------
     (ab)    Customers and Suppliers....................................   25
             -----------------------
     (ac)    Disclosure.................................................   25
             ----------

7.   Pre-Closing Covenants..............................................   25
     ---------------------
     (a)    General.....................................................   26
            -------
     (b)    Auto Shredder Residue.......................................   26
            ---------------------
     (c)    Operation of Business.......................................   26
            ---------------------
     (d)    Full Access.................................................   26
            -----------
     (e)    Audit.......................................................   26
            -----
     (f)    Confidentiality.............................................   26
            ---------------
     (g)    Notice of Events............................................   27
            ----------------
     (h)    No Negotiation..............................................   27
            --------------
     (i)    Environmental Assessment....................................   28
            ------------------------
     (j)    Title Opinion...............................................   28
            -------------
     (k)    Survey......................................................   29
            ------
     (l)    Employment Agreements.......................................   29
            ---------------------

8.   Post-Closing Covenants.............................................   29
     ----------------------
     (a)    General.....................................................   29
            -------
     (b)    Transition..................................................   29
            ----------
     (c)    Access to Books and Records.................................   29
            ---------------------------
     (d)    Confidentiality.............................................   30
            ---------------
     (e)    Covenant Not to Compete.....................................   30
            -----------------------
     (f)    Pension Plan................................................   30
            ------------

                                     (ii)

     (g)    Payment of Certain Liabilities Related to the Weissman Industries
            -----------------------------------------------------------------
        Employee Healthcare Plan..........................................   31
        ------------------------

9.   Conditions to Obligation to Close....................................   31
     ---------------------------------
     (a)    Conditions to Obligation of the Buyer and the Parent...........  31
            ----------------------------------------------------
     (b)    Conditions to Obligation of the Seller.........................  32
            --------------------------------------

10.         Remedies for Breaches of this Agreement........................  33
            ---------------------------------------
     (a)    Survival.......................................................  33
            --------
     (b)    Indemnification Provisions for Benefit of the Buyer and Parent.  33
            --------------------------------------------------------------
     (c)    Indemnification Provisions for Benefit of the Seller...........  34
            ----------------------------------------------------
     (d)    Limitation of Seller's Indemnification Provisions..............  34
            -------------------------------------------------
     (e)    Indemnification Procedure for Third Party Claims...............  35
            ------------------------------------------------
     (f)    Payment of Sums Due............................................  35
            -------------------
     (g)    Good Faith Efforts to Settle Disputes..........................  36
            -------------------------------------
     (h)    Fees and Expenses..............................................  36
            -----------------
     (i)    Notice of Claims...............................................  36
            ----------------
     (j)    Litigation Support.............................................  36
            ------------------
     (k)    Sole Remedy....................................................  37
            -----------
 11.        Review Period and Termination..................................  37
            -----------------------------
     (a)    Termination of Agreement.......................................  37
            ------------------------
     (b)    Effect of Termination..........................................  37
            ---------------------

12.         Miscellaneous..................................................  38
            -------------
     (a)    Press Releases and Announcements...............................  38
            --------------------------------
     (b)    No Third Party Beneficiaries...................................  38
            ----------------------------
     (c)    Entire Agreement...............................................  38
            ----------------
     (d)    Succession and Assignment......................................  38
            -------------------------
     (e)    Counterparts...................................................  38
            ------------
     (f)    Headings.......................................................  39
            --------
     (g)    Notices........................................................  39
            -------
     (h)    Governing Law..................................................  40
            -------------
     (i)    Amendments and Waivers.........................................  40
            ----------------------
     (j)    Severability...................................................  40
            ------------
     (k)    Expenses.......................................................  40
            --------
     (l)    Construction...................................................  40
            ------------
     (m)    Incorporation of Exhibits and Schedules........................  41
            ---------------------------------------
     (n)    Litigation.....................................................  41
            ----------

EXHIBITS...................................................................  43
- --------


                                     (iii)

                            STOCK PURCHASE AGREEMENT
                            ------------------------


          THIS AGREEMENT is made and entered into as of the 1st day of July 1996, by and among Wesley J. Weissman, an individual and resident of the State of Nevada (the "Seller"); RECYCLING INDUSTRIES OF IOWA, INC., a Colorado corporation (hereinafter referred to as the "Buyer"); and RECYCLING INDUSTRIES, INC., a Colorado corporation (hereinafter referred to as the "Parent"). The Buyer, the Seller and the Parent are hereinafter collectively referred to as the "Parties" or individually as a "Party."


                                  WITNESSETH:
                                  ----------

          A. The Seller owns all of the issued and outstanding common stock of WEISSMAN INDUSTRIES, INC. d/b/a Weissman Iron & Metal, an Iowa corporation (hereinafter referred to as "WIM");

          B. The Buyer is a wholly-owned subsidiary of the Parent formed on June 4, 1996; and

          C. The Buyer has agreed to purchase from the Seller, and the Seller has agreed to sell to the Buyer, all of the issued and outstanding common stock of WIM upon the terms and subject to the conditions hereof; and

          D. The Parent has a vested interest in the transactions referred to herein and is a Party to this Agreement in order to tender the Consideration referred to herein and in order to guaranty the Buyer's performance hereunder;

          NOW, THEREFORE, for and in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

          1.  Definitions.  As used herein, the following terms will have the
              -----------
meanings ascribed thereto in this Section 1:

                 (a) "Accident and Health Liabilities" means any and all liability reflected on either the Preliminary Closing Date Balance Sheet or the Final Balance Sheet with respect to the Weissman Industries Employee Healthcare Plan.

                 (b) "Accounts Receivable" means WIM's accounts receivable determined from the books of account of WIM less WIM's reserve for uncollectible accounts, if any.

                 (c) "ASTM" means the American Society for Testing and
Materials.

                 (d) "Bill of Sale" has the meaning set forth in Section 2.(c).

                 (e) "Buyer" has the meaning set forth in the preface above.

                 (f) "Closing" has the meaning set forth in Section 2.(e) below.

                 (g) "Closing Date" has the meaning set forth in Section 2.(e) below.

                 (h) "Code" means the Internal Revenue Code of 1986, as amended.

                 (i) "Confidential Information" means any information pertaining to the business, operations, marketing, customers, financing, forecasts and plans concerning any of the Parties. Information shall be treated as Confidential Information whether such information has been marked "confidential" or in a similar manner.

                 (j) "Consideration" has the meaning set forth in Section 2.(a) below.

                 (k) "Deed" has the meaning set forth in Section 2.(c) below.

                 (l) "Disclosure Schedule" has the meaning set forth in Section 6 hereof; the Disclosure Schedule is attached hereto as Exhibit "A" and by reference made a part hereof.

                 (m) "Distributed Assets" means the cash up to an amount equal to the balance of WIM's Accumulated Adjustments Account as defined in Section 1368(e)(1) of the Code, real property and personal property of WIM identified on Exhibit "B" and which, at the sole discretion of the Seller, is to be distributed among or assigned to the Seller (or such other Person(s) as the Seller shall determine) at or prior to Closing.

                 (n) "Election" has the meaning set forth in Section 3.(d) below.

                 (o) "Election Taxes" has the meaning set forth in Section 3.(f) below.

                 (p) "Employee Benefit Plan" means any: (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan; (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan; (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan; or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

                 (q) "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

                 (r) "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

                 (s) "Environmental Assessment" has the meaning set forth in
Section 7.(i).

                 (t) "Environmental Law or Laws" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or requirements of any governmental authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection, health or safety matters, as they may now exist or be amended prior to Closing, including all requirements pertaining to reporting, licensing, permitting, investigation, removal or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants or relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, chemical substances, pollutants or contaminants, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Toxic Substance Control Act ("TSCA"), the Resource Conservation and Recovery Act ("RCRA"), the Clean Air Act ("CAA"), the Clean Water Act ("CWA"), and the Occupational Safety and Health Act of 1970 ("OSHA"), all as may have been amended prior to Closing.

                 (u) "EPA" means the United States Environmental Protection Agency.

                 (v) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 (w) "Final Closing Balance Sheet" has the meaning set forth in
Section 2.(d)(ii).

                 (x) "GAAP" means Generally Accepted Accounting Principles.

                 (y) "Governmental Body" means any domestic or foreign national, state or municipal or other local government or any subdivision, agency, commission or authority thereof, including any special tax, regulatory or other governmental entity.

                 (z) "Hazardous Materials" means any substance (a) the presence of which at, on, over, beneath, in or upon any real or personal property, building, structure, container of any nature or description, subsurface strata, ambient air or ambient water (including surface and groundwater) requires investigation, removal or remediation under any Environmental Law or common law,
(b) which is defined as a "hazardous substance," "hazardous material," "hazardous waste", "pollutant" or "contaminant" under any Environmental Law, and/or (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority under any Environmental Law, (d) the presence of which causes a nuisance or trespass upon adjacent properties, and/or (e) which contains urea-formaldehyde, polychlorinated biphenyls, asbestos or asbestos containing materials, radon, petroleum and petroleum products.

                 (aa) "Intellectual Property" means all: (a) foreign and domestic patents, patent applications, patents pending, patent disclosures, including all inventions disclosed therein, and improvements, reissues, substitutions, continuations, continuations-in-part, and divisionals relating to the same, and all rights under the International Convention; (b) trademarks, service marks, trade dress, logos, trade names and corporate names, together with that part of the good-will of the business associated with the use of and symbolized by each of the foregoing marks and names, all registrations and applications for registration thereof, specifically including the name "Weissman Iron & Metal" or any derivation thereof (other than "Weissman Steel Supply");
(c) copyrights and registrations and applications for registration thereof;
(d) mask works and registrations and applications for registration thereof;
(e) operating and application computer software, databases and documentation;
(f) trade secrets and confidential business information including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information; (g) other proprietary rights; and (h) copies and tangible embodiments thereof (in whatever form or medium).

                 (ab) "Inventory" means any and all of the WIM's Processed Inventory, Unprocessed Inventory and inventory-in-process. Inventory does not include any Supply Inventory.

                 (ac) "Knowledge" means actual knowledge without independent investigation.

                 (ad) "Lender" shall mean the Buyer and Parent's Primary Lender or equity participant relating to the transactions contemplated by this Agreement.

                 (ae) "Market Area" has the meaning set forth in Section 8.(e).

                 (af) "Most Recent WIM Fiscal Month End" has the meaning set forth in Section 6.(e) below.

                 (ag) "Ordinary Course of Business" means the ordinary course of WIM's business consistent with past custom and practice (including with respect to quantity and frequency).

                 (ah) "Owned Real Property" means the real property and improvements located at 1500 Airline Avenue, Waterloo, Iowa, as more particularly described in Section 6.(i) of the Disclosure Schedule.

                 (ai) "Parent" has the meaning set forth in the preamble above.

                 (aj) "Party" has the meaning set forth in the preface above.

                 (ak) "Pension Plan" means the Weissman Iron & Metal Waterloo, Inc. Retirement Plan.

                 (al) "Person" means any individual, corporation, partnership, joint venture, trust, associated, unincorporated organization, other entity or Governmental Body.

                 (am) "Preliminary Closing Balance Sheet" has the meaning set forth in Section 2(d)(i)(A).

                 (an) "Processed Inventory" means all ferrous and non-ferrous Inventory that has been processed by WIM and is ready for shipment to the WIM's customers.

                 (ao) "Review Period" has the meaning set forth in Section 10(a)(iv).

                 (ap) "Securities Act" means the Securities Act of 1933, as amended.

                 (aq) "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, claim, or other lien, other than: (a) mechanic's, materialmen's and similar liens; (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings; (c) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation;
(d) liens arising in connection with sales of foreign receivables; (e) liens on goods in transit incurred pursuant to documentary letters of credit; (f) purchase money liens and liens securing rental payments under capital lease arrangements; and (g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                 (ar) "Seller" has the meaning set forth in the preface above.

                 (as) "Supply Inventory" means all of the parts, equipment, fuel, lubricants, office supplies or other items consumed by or used in the operations of WIM or the repair and maintenance of the WIM's vehicles, machinery and equipment.

                 (at) "Tax or Taxes" means any federal, state, local or foreign income, gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated, net worth, or other tax, including any interest, penalty or addition thereto, whether disputed or not.

                (au) "Transition Period" has the meaning set forth in Section 8.(b).

                (av) "Unprocessed Inventory" means

                      (i) all scrap ferrous metal comprised of obsolete, discarded or abandoned machinery, appliances, equipment, automobiles or other by-products to be processed by WIM for resale and

                     (ii) all scrap non-ferrous metal comprised of non-magnetic alloys of copper, brass, aluminum and other related metals to be processed by WIM for resale.

                        Unprocessed Inventory does not include any ferrous or non-ferrous materials contained in the residual materials resulting from WIM's operations or contained within dirt or other non-processable medium within the Owned Real Property of WIM.

                (aw) "WIM Financial Statements" has the meaning set forth in
Section 6.(e) below.

                (ax) "WIM Share" means any share of the Common Stock of WIM.

                (ay) "WIM" has the meaning set forth in the recitals set forth above.

     2.   Purchase and Sale of the WIM Shares.
          -----------------------------------

                 (a) Basic Transaction.  On and subject to the terms and
                     -----------------
conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, all of his WIM Shares for total aggregate consideration of $12,400,000, subject to adjustment as set forth in
Section 2.(d), below, and payable as specified in Section 2.(b), below (the "Consideration").

                 (b) Form of Payment.  At the Closing the Buyer shall pay to
                     ---------------
the Seller the Consideration in cash, payable by wire transfer or other immediately available funds.

                 (c) Distributed Assets.  All Distributed Assets which exist
                     ------------------
as of the Closing Date shall be assigned to and/or distributed to the Seller (or such other Person(s) as the Seller shall determine) at or prior to Closing. If, at the election of the Seller, such Distributed Assets are to be assigned or conveyed to the Seller or such other Person(s) as the Seller shall determine at Closing, the Buyer and the Parent will cause WIM to execute a bill of sale and assignment without warranty and/or quit claim deeds of such Distributed Assets in favor of the Seller or such other Person(s) as the Seller shall determine.

                 (d) Closing Date Adjustments to Consideration.
                     -----------------------------------------

                    (i) Seller shall prepare and present to Buyer, at least three (3) days prior to the Closing Date and dated as of the Closing Date:

                       (A) the "Preliminary Closing Balance Sheet," which balance sheet shall be prepared on a basis consistent with the WIM Financial Statements, provided, however, that inventory shall be valued in accordance with the formula set forth in Section 2(d)(v), hereof, and

                       (B) the estimated book value of WIM's Accounts Receivable and Inventory as of the Closing Date based upon such Preliminary Closing Balance Sheet, together with any information used in the preparation of such balance sheet and book values that Buyer reasonably requests. The Consideration shall be adjusted at Closing as follows:

                           a) decreased by the amount of WIM's liabilities, if
               any, stated on the Preliminary Closing Balance Sheet, other than liabilities related to funding the Pension Plan, any tax liabilities of WIM for taxable periods or portions thereof beginning after the close of business on the Closing Date, any Election Taxes (as defined in Section 3 below), and the Accident and Health Liabilities;

                           b) decreased by the amount by which $2,500,000
               exceeds the aggregate book value of the preliminary Accounts Receivable and Inventory, or increased by the amount by which the aggregate book value of the preliminary Accounts Receivable and Inventory exceeds $2,500,000; and

                           c) increased by the amount of cash or cash
               equivalents on the Preliminary Closing Balance Sheet.

The Consideration paid at Closing, as adjusted by the above, shall be referred to herein as the "Preliminary Purchase Price."

                   (ii) Within thirty (30) days after the Closing Date, the Buyer's independent accountants shall prepare in accordance with GAAP, except for inventory which shall be valued in accordance with the formula set forth in Section 2(d)(v), hereof, a balance sheet for WIM as of the close of business on the Closing Date (the "Final Closing Balance Sheet") and shall promptly submit such balance sheet to the Seller for his review, together with the book value of the Accounts Receivable and the value of the Inventory as of the Closing Date based upon the Final Closing Balance Sheet. Unless the Seller objects to the Final Closing Balance Sheet and/or such amounts within fifteen (15) business days after receipt thereof and provides to the Buyer a detailed statement describing his objections, the post-closing adjustment to the Consideration shall be made as set forth below based on the Final Closing Balance Sheet and such amounts. If the Seller timely objects to the Final Closing Balance Sheet and/or amounts, the Parties shall attempt to resolve such objection in good faith. If the Parties do not reach a resolution within 30 calendar days after the Seller's objection, Buyer's accountant and Seller's accountant shall select an independent public accountant to determine such balance sheet and amounts in accordance with GAAP, except for inventory which shall be valued in accordance with the formula set forth in Section 2(d)(v), hereof.

                  (iii) The post-Closing adjustment, if any, to the Preliminary Purchase Price paid at Closing shall paid as set forth in Section 2.(d)(iv), below, with the Final Purchase Price being $12,400,000, adjusted as follows:

                       (A) decreased by the amount of WIM's liabilities, if any, stated on the Final Closing Balance Sheet, other than liabilities related to funding the Pension Plan, any tax liabilities of WIM for taxable periods or portions thereof beginning after the close of business on the Closing Date, any Election Taxes (as defined in Section 3 below), and the Accident and Health Liabilities;

                       (B) decreased by the amount by which $2,500,000 exceeds the aggregate book value of the final accounts receivable and Inventory, or increased by the amount by which the aggregate book value of the final Accounts Receivable and Inventory exceeds $2,500,000; and

                       (C) increased by the amount of cash or cash equivalents on the Final Closing Balance Sheet.

                   (iv) If the Final Purchase Price, determined in accordance with the Final Closing Balance Sheet, is greater than the Preliminary Purchase Price, then Buyer shall promptly pay to the Seller an amount in cash equal to the entire amount of such difference and Buyer shall pay the fees of the independent accountants selected by Buyer and Seller, if any. If the Final Purchase Price, determined in accordance with the Final Closing Balance Sheet, is less than the Preliminary Purchase Price, then the Seller shall promptly pay to Buyer an aggregate amount in cash equal to the entire amount of such deficiency and the Seller shall pay the fees of the independent accountants selected by Buyer and Seller, if any. Any amounts due under this paragraph 2.(d)(iv), other than accounting fees, shall bear interest from the Closing Date to the date of payment at an annual rate equal to the "prime rate" stated as of the Closing Date in the Wall Street Journal.

                    (v) For purposes of the adjustments to the consideration provided for in this Section 2(d), Inventory shall be valued as follows:
     (i) Processed Inventory shall be valued by grade at the market value of such inventory as of the Closing Date less $3.00 per ton; and (ii) the value of the Unprocessed Inventory shall be agreed upon by the parties immediately prior to closing based upon a physical inventory and the weighted average purchase price for the Unprocessed Inventory for the ten business day period immediately preceding the Closing. The value so determined shall be set forth on Exhibit "C," hereto.

                 (e) The Closing.  The closing of the transactions contemplated
                     -----------
 by this Agreement (the "Closing") shall take place at:

                    (i) the offices of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC, 1400 Glenarm Place, Third Floor, Denver, Colorado 80202;

                   (ii) at such place as selected by the Lender, in its sole and absolute discretion; or

                  (iii) at such place as mutually selected by the Parties, on August 5, 1996, or on such earlier or later date as the Parties shall mutually agree upon in writing (the "Closing Date").

               (f) Deliveries at Closing.  At the Closing:
                   ---------------------

                    (i) the Seller will deliver to the Buyer:

                       (A) the various certificates, instruments and documents referred to in or contemplated by Section 9.(a) below to be delivered by the Seller; and

                       (B) the stock certificates representing all of the WIM Shares, duly endorsed for transfer or accompanied by duly executed stock powers endorsed in blank.

                   (ii) the Buyer will deliver to the Seller:

                       (A) the various certificates, instruments and documents referred to in or contemplated by Section 9.(b) below; and

                       (B) the Preliminary Purchase Price.

     3.   Tax Matters.
          -----------

                 (a) General.  As set forth in Section 3.(d), the Parties have
                     -------
agreed to file the Election as defined below to have the transactions contemplated by this Agreement treated for tax purposes as the sale of WIM's assets to the Buyer as of the close of business on the Closing Date, followed immediately by a deemed liquidation of WIM for tax purposes on the Closing Date.

                 (b) Final Tax Returns.  Prior to the date which is 45 days
                     -----------------
prior to the due date of any of the following returns, including any extensions of time, Seller shall, consistent with the terms of Section 3.(e), prepare and submit to Buyer each federal and state income tax return of WIM for any taxable periods ending upon the close of business on the Closing Date, for which returns have not been filed prior to the Closing Date (the "Final Returns"). Buyer shall review such returns, and within 20 days of Buyer's receipt of any such return, notify Seller of any changes thereto desired by Buyer. Seller shall make such changes as Buyer shall propose which are necessary to make the Final Returns consistent with the agreements of the Parties as set forth in this Section 3 and cause the Final Returns to be timely filed (which timely filing may include all extensions to file as may be legally obtained by the Seller), and a copy thereof to be delivered to Buyer. Buyer and WIM shall cooperate with and assist tax advisors of the Seller, as may be reasonably requested by the Seller in the preparation of data necessary for filing any tax return of WIM for any period including the Closing Date and ending upon the close of business on the Closing Date to the extent that such data is based on the operations of WIM.

                 (c) Allocation of Income and Initial WIM Consolidated Tax
                     -----------------------------------------------------
Returns. Buyer shall be responsible for all Taxes of WIM for the activities and
- -------
operations of WIM occurring after the close of business on the Closing Date and shall also be responsible for and pay (i) taxes, to the extent that such Taxes are reflected as a liability on the Preliminary or Final Balance Sheet and
(ii) the Election Taxes. Buyer acknowledges and agrees that the first income tax return of WIM for any tax period beginning after the close of business on the Closing Date shall be filed on a consolidated basis with Buyer and Parent. The taxable income or loss of WIM to be allocated to the periods or portions thereof including the Closing Date and ending upon the close of business on the Closing Date shall be determined by an actual closing of WIM's books and records and not on a pro-rata basis.

                 (d) Section 338(h)(10) Election.  The Seller, the Buyer and
                     ---------------------------
the Parent jointly agree to make, or cause to be made, an election under
Section 338(h)(10) of the Code and applicable Treasury Regulations, and any corresponding state income tax provisions, with respect to the stock purchase contemplated by this Agreement before the due date of the Final Return (the "Election"). The allocation of the purchase price (as defined under Section 338(h)(10) and accompanying Treasury Regulations) to WIM's assets pursuant to the Election shall be made in accordance with the schedule attached as Exhibit "D." The Buyer shall prepare all forms and documents (and attachments thereto) necessary for making the Election and provide them to the Seller for signature in form reasonably satisfactory to Seller's legal counsel. The Seller shall
(a) provide to the Buyer upon request all information necessary or desirable which must be included on any form or document (or attachment thereto) filed with the Internal Revenue Service or an applicable state to make the Election (or otherwise must be provided to the Internal Revenue Service or an applicable state in connection with the Election), (b) execute, or cause to be executed, all forms and documents (or attachments thereto) in form reasonably satisfactory to Seller's legal counsel as may be necessary or desirable to make the Election and (c) return, or cause to be returned, to Buyer all such forms and documents (and attachments thereto) relating to the Election with all necessary signatures of the Seller at a time and in a manner permitting the effective and timely making of the Election.

                 (e) Consistent Reporting.  Each of WIM, the Seller, Buyer and
                     --------------------
Parent agrees for all federal, state and local income and franchise tax reporting purposes to report the consequences of the transactions contemplated by this Agreement in a manner (a) consistent with the Election (and consistent with any comparable election or action, if necessary, under any applicable state law) and (b) consistent with the allocation of purchase price to WIM's assets set forth in Exhibit "D."

                 (f) Election Taxes.  Any tax imposed under Code Section 1374,
                     --------------
and any other tax imposed on WIM, as a result of the Election or corresponding provision of state tax law (the "Election Taxes") shall be borne and paid by WIM and Buyer, except for such income taxes that are payable by the Seller based on the allocation of the purchase price set forth on Exhibit D which shall be the obligation of the Seller. Except to the extent that any income tax credits or other income tax benefits are realized by the Seller as a result of WIM and Buyer paying the Election Taxes, no reduction to the Preliminary or Final Purchase Price paid to the Seller hereunder shall be made, and no recourse or contribution shall be had from the Seller, on account of any Election Tax.

                 (g) Tax Audits.
                     ----------

                    (i) In the event that any taxing authority shall notify any Party of any investigation, inquiry or audit involving the federal or state income tax returns of WIM for a period including the Closing Date and ending upon the close of business on the Closing Date, the notified Party shall notify all other Parties. Seller shall be responsible for and assume the defense and control all aspects of any such inquiry, investigation or audit involving the tax returns of WIM and Seller for any period including the Closing Date and ending upon the close of business on the Closing Date that does not involve in any respect the Election or Election Taxes, including all costs and expenses incurred by the Seller in connection therewith. WIM and Buyer shall make available such records and documents in their possession as may be reasonably requested by the Seller or legally requested by such taxing authority. Buyer and WIM shall reasonably cooperate with and assist the Seller and such taxing authority in the completion of such inquiry, investigation or audit and shall advise the Seller of the commencement and progress of any such audit following receipt of notice thereof by WIM.

                   (ii) In the event that any taxing authority shall notify any Party of any investigation, inquiry or audit involving the tax returns of WIM for a period commencing after the close of business on the Closing Date or in any manner involving the Election or the Election Taxes, the notified Party shall immediately notify all other Parties. Buyer shall be responsible for and assume the defense and control all aspects of any such inquiry, investigation or audit, including all costs and expenses incurred by

     Buyer in connection therewith. To the extent necessary, Buyer shall engage legal counsel with respect to state tax matters that is reasonably acceptable to the Seller. Seller shall make available to Buyer such records and documents in his possession as may be reasonably requested by any Buyer or legally requested by such taxing authority. Seller shall reasonably cooperate with and assist Buyer, WIM and Parent and such taxing authority in the completion of such inquiry, investigation or audit.
     Buyer, Parent and WIM shall be responsible for all costs and expenses incurred by them in connection with any inquiry, investigation or audit involving the tax returns of WIM for any period commencing after the close of business on the Closing Date or to the extent that any such inquiry, investigation or audit involves the Election or Election Taxes. Buyer shall keep Seller reasonably informed of the status of any such investigation, inquiry or audit, including any settlement, appeal, payment of sums due or other agreement arising out of such investigation, inquiry or audit. Seller shall have the right to amend any Final Tax Returns to reflect the final outcome of any such inquiry, investigation or audit.

                 (h) Income Tax Indemnification.
                     --------------------------

                    (i) In the event of any investigation, inquiry, audit or amendment by Buyer or WIM, of any Final Tax Return, Buyer shall pay to the Seller, as additional Consideration for the WIM Shares, an amount which (after taking into account all additional Taxes imposed on the Seller from the receipt of such amount net of any income tax benefits or credits reasonably available to the Seller from the payment of such additional Taxes, whether or not Seller chooses to utilize such benefits or credits and provided the statute of limitations had not run with respect to the utilization of such benefits or credits and the Seller has a reasonable opportunity to avail himself of such benefits or credits prior to the expiration of the applicable statute of limitations applicable to the Seller) shall equal the amount by which the tax liability of the Seller based upon such Final Tax Return, as a result of such audit, amendment or any related settlement with the applicable taxing authority, exceeds the tax liability of the Seller based upon the initial filing of such Final Tax Return; provided, however, that such excess shall not include additional
             -----------------
     tax liability that does not relate to the Election or to the Election Taxes (such excess being referred to herein as the "Excess Tax Liability"). In addition to the preceding sentence, Buyer and Parent shall indemnify and hold harmless the Seller on the same after tax basis from and against any Election Taxes, Excess Tax Liability (as the result of such investigation, audit or inquiry) and all penalties, interest or deficiencies relating to the Excess Tax Liability. If a dispute arises between the Seller and Buyer over the availability of any income tax benefit or credit, the Parties agree to mutually select legal counsel to determine the availability of such benefits or credits and the appropriate disclosure and payment to avoid penalty.

                   (ii) Seller shall indemnify and hold harmless, on an after tax basis, Buyer, Parent and WIM from and against any liability for Taxes of WIM (other than to the extent such taxes are reflected as a liability on the Preliminary or Final Closing Balance Sheet), including any taxes imposed under Code Section 1374, resulting from the operations or activities of WIM, or the manner in which WIM or the Seller treated certain items (including the making of any elections under the Code or applicable state income tax provisions) for income tax purposes, prior to the close of business on the Closing Date and not constituting Election Taxes.

                  (iii) Tax liabilities, other than income taxes, subject to indemnification under Section 10, below, shall be governed by the procedures set forth therein.

     4.   Representations of the Seller Concerning the Transaction.  The Seller
          --------------------------------------------------------
represents to the Buyer and the Parent that the statements contained in this
Section 4 are correct and complete as of the date of this Agreement.

                 (a) Authorization of Transaction.  The Seller has full power
                     ----------------------------
and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                 (b) Noncontravention.  Neither the execution and delivery of
                     ----------------
this Agreement, nor consummation of the transactions contemplated hereby, will:

                    (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which the Seller or WIM is subject; or

                   (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Seller is a party or by which he is bound or to which any of his assets is subject.

                 (c) Transfer of WIM Shares.  The Seller is the lawful owner
                     ----------------------
of the WIM Shares to be sold, transferred and delivered by him to the Buyer hereunder, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act or applicable state securities laws or agreements among the Seller, WIM or others as to the transferability of the WIM Shares, copies of which are included as Schedule 4.(c) to the Disclosure Schedule), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. Other than this Agreement, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments providing for the disposition or acquisition of any WIM Shares or other equity interest in WIM. The WIM Shares to be sold, transferred and delivered to the Buyer hereunder represent all of the issued and outstanding capital stock of WIM.

                 (d) Brokers' Fees.  The Seller has no liability or obligation
                     -------------
to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which WIM, Buyer or the Parent could become liable or obligated.

     5.   Representations of the Buyer and Parent Concerning the Transaction.
          ------------------------------------------------------------------
The Buyer and the Parent represent to the Seller that the statements contained in this Section 5 are correct and complete as of the date of this Agreement.

                 (a) Organization.  Each of the Buyer and the Parent is a
                     ------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                 (b) Authorization of Transaction.  Each of the Buyer and the
                     ----------------------------
Parent has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer and the Parent, enforceable in accordance with its terms and conditions. Neither the Buyer nor the Parent need to give any notice to, make any filing with or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement except for such notice filings as may be required under federal or applicable state securities laws and except for any filings pursuant to the Securities Act, which may be required in connection with the Buyer's financing of the transactions contemplated by this Agreement.

                 (c) Noncontravention.  Neither the execution and delivery of
                     ----------------
this Agreement, nor consummation of the transactions contemplated hereby, will:
(A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which either of the Buyer or the Parent is subject or any provision of its charter or bylaws; or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which either of the Buyer or the Parent is a party or by which it is bound or to which any of its assets is subject.


                 (d) Brokers' Fees.  Neither the Buyer nor the Parent has any
                     -------------
liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

                 (e) Investment.  Each of Buyer and Parent:  (i) understands
                     ----------
that the WIM Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering; (ii) is acquiring the WIM Shares solely for its own account for investment purposes and not with a view to the distribution thereof; (iii) is an "Accredited Investor" within the meaning of Rule 501(a) promulgated under the Securities Act; (iv) has received certain information concerning WIM and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in holding the WIM Shares; and (v) acknowledges that any information concerning WIM is based on historical data and any projections were made as good faith estimates.

     6.   Representations Concerning WIM.  The Seller represents to the Buyer
          ------------------------------
and the Parent that the statements contained in this Section 6 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement through this Section 6), except as set forth in the disclosure schedule delivered by the Seller to the Buyer and the Parent on the date hereof and initialed by the Parties, as subsequently updated or supplemented by the Seller prior to the Closing and attached hereto as Exhibit "A" (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 6.

                 (a) Subsidiaries.  WIM does not have any majority or partially
                     ------------
owned subsidiaries and is not the holder of any capital stock, security or equity interest in any other corporation or Person, other than as are include in the Distributed Assets.

                 (b) Organization, Qualification and Corporate Power.  WIM is a
                     -----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. WIM is duly authorized to conduct business and is in good standing under the laws of each jurisdiction which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the lack of such qualification would not have a material adverse effect on the financial condition of WIM. WIM has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 6 of the Disclosure Schedule consists of true and correct copies of:

                    (i) the Articles or Certificate of Incorporation, as amended, and the Bylaws, as amended, of WIM;

                   (ii) the minute book of WIM containing all existing records of all proceedings, consents, actions and meetings of the shareholders and Board of Directors of WIM; and

                  (iii) the stock transfer ledger of WIM and a shareholder list setting forth all owners of the capital stock of WIM as they appear in the stock transfer ledger of WIM.

                 (c) Capitalization of WIM.  The entire authorized capital
                     ---------------------
stock of WIM consists of 5,000,000 shares of common stock having a par value of $10.00 per share (referred to as "Common Stock" in WIM's Articles of Incorporation), of which 44,470 shares are issued and outstanding, and 1,000,000 shares of preferred stock having a par value of $10.00 per share of which no shares are outstanding. All of WIM's issued and outstanding shares of common stock have been duly authorized, are validly issued, fully paid and nonassessable, and are held of record by the respective Seller as set forth in
Section 6.(c) of the Disclosure Schedule. Other than this Agreement, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which WIM is a party or which are binding upon WIM providing for the issuance, disposition or acquisition of any of its capital stock, nor any outstanding or authorized stock appreciation, phantom stock or similar rights with respect to WIM.

                 (d) Noncontravention.  Neither the execution and delivery of
                     ----------------
this Agreement, nor consummation of the transactions contemplated hereby, by Seller will:

                    (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which WIM is subject or any provision of the charter or bylaws of WIM; or

                   (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which WIM is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the financial condition of WIM or on the ability of the Parties to consummate the transactions contemplated by this Agreement. WIM does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

                 (e) WIM Financial Statements.  Section 6.(e) of the Disclosure
                     ------------------------
Schedule is comprised of the following financial statements (collectively, the "WIM Financial Statements"):

                    (i) unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity and cash flow as of and for each of the years ended December 31, 1995, 1994 and 1993, for WIM; and

                   (ii) unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity and cash flow as of and for the month ended March 31, 1996 (the "Most Recent WIM Fiscal Month End") for WIM. The WIM Financial Statements present fairly the financial condition of WIM as of such dates and the results of operations of WIM for such periods, are correct and complete, and are consistent with the books and records of WIM (which books and records are correct and complete).

                 (f) Events Subsequent to Most Recent WIM Fiscal Month End.
                     -----------------------------------------------------
Since the Most Recent WIM Fiscal Month End, and except as disclosed on Section 6.(f) of the Disclosure Schedule, there has not been, occurred or arisen, with respect to WIM:

                    (i) any change or amendment in its Certificate of Incorporation or By-Laws, or other governing instruments;

                   (ii) any reclassification, split up or other change in, or amendment of or modification to, the rights of the holders of any of its capital stock;

                  (iii) any direct or indirect redemption, purchase or acquisition by any Person of any of its capital stock or of any interest in or right to acquire any such stock;

                   (iv) the organization of any subsidiary or the acquisition of any shares of capital stock by any Person or any equity or ownership interest in any business;

                    (v) any damage, destruction or loss of any of the its properties or assets (whether or not covered by insurance), except in the Ordinary Course of Business;

                   (vi) any sale, lease, transfer, or assignment of any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (vii) the execution of, or any other commitment to any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

                 (viii) any acceleration, termination, modification, or cancellation of any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 to which it is a party or by which the it is bound;

                   (ix) any Security Interest imposed upon any of its assets, tangible or intangible;

                    (x) any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course of Business;

                   (xi) any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $25,000 or outside the Ordinary Course of Business;

                  (xii) any issuance of any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $25,000;

                 (xiii) any delay or postponement of the payment of accounts payable or other liabilities other than those being contested in good faith;

                  (xiv) any cancellation, compromise, waiver, or release of any right or claim (or series of related rights and claims) either involving more than $25,000 or outside the Ordinary Course of Business;

                   (xv) any declaration, set aside, or payment of any dividend or any distribution, except for cash distributions or distributions with respect to any of the Distributed Assets, with respect to its capital stock (whether in cash or in kind) or any redemption, purchase, or other acquisition of any of its capital stock;

                  (xvi) any loan to, or any entrance into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business and other than with respect to the Distributed Assets;

                 (xvii) the adoption, amendment, modification, or termination of any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken away any such action with respect to any other Employee Benefit Plan);

                (xviii) any charitable or other capital contribution in excess of $2,500; or

                  (xix) any agreement or commitment, whether in writing or otherwise, to do any of the foregoing.

               (g)  Tax Matters.
                    -----------

                    (i) WIM has filed all Tax returns that it is required to file prior to the Closing Date, and has paid all Taxes shown as due and owing, with respect to WIM on such Tax returns.

                   (ii) None of the federal, state, local, and foreign income Tax returns filed with respect to WIM for years open under the applicable statute of limitations have been audited, nor are any such Tax returns currently under audit. The Seller has delivered to the Buyer correct and complete copies of all federal income Tax returns, examination reports, and statements of deficiencies assessed against or agreed to by WIM for all years since the fiscal year ending December 31, 1990, and will deliver to Buyer copies of the foregoing filed or received by the Seller's or WIM prior to the Closing Date, all of which shall be included as Section 6.(g) of the Disclosure Schedule.

                  (iii) WIM has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                   (iv) Neither WIM nor the Seller has taken any action which would cause an election under Section 338(h)(10) of the Code to be unavailable to the parties.

                    (v) On or about December 30, 1988, WIM made a valid election, pursuant to Section 1362 of the Code, to be treated as an "S corporation" effective January 1, 1989. At all times since
     January 1, 1989, WIM has been an S corporation, as defined in the Code, and neither WIM nor any shareholder of WIM has taken any action which could cause the termination WIM's S corporation election.

               (h) Title to Assets.  WIM has good and marketable title to the
                   ---------------
properties and assets owned and used by it, which are located on the Owned Real Property, as reflected in the WIM Financial Statements or acquired after the date thereof (except for personal property sold since the dates of the WIM Financial Statements), free and clear of all Security Interests, other than a lien in favor of Homeland Bank, National Association as reflected by financing statement No. H952712 filed with the Iowa Secretary of State.

               (i) Real Property.  Section 6.(i) of the Disclosure Schedule
                   -------------
lists the Owned Real Property and all other real property owned or leased by WIM. With respect to each such parcel of real property:

                    (i) WIM has good and marketable title to the Owned Real Property, free and clear of any Security Interest, easement, or covenant (as determined in accordance with the Title Standards of the Iowa State Bar Association), except for: (A) installments of general property taxes and special assessments not yet delinquent; (B) recorded easements, covenants and other restrictions, (C) utility easements, building restrictions, zoning restrictions, and other easements and restrictions existing generally with respect to properties of a similar character and (D) any matters shown on the Survey delivered in accordance with Section 7.(k) hereof;

                   (ii) To the Seller's Knowledge, WIM is not in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any of the Owned Real Property, and neither the Seller nor WIM has received any notice of any such violation or the existence of any condemnation proceeding with respect to any of the Owned Real Property;

                  (iii) There are no leases, subleases, licenses, concessions or other agreements granting to any Person or Persons the right of use or occupancy of any of the Owned Real Property;

                   (iv) There are no outstanding options or rights of first refusal to purchase any parcel of Owned Real Property, or any portion thereof or interest therein.

                    (v) Neither the Seller nor WIM has knowledge of improvements made or contemplated to be made by any public or private authority, the costs of which are to be assessed as special taxes or assessments against any of the Owned Real Property and there are no present assessments.

               (j) Buildings, Machinery and Equipment.  Section 6.(j) of the
                   ----------------------------------
Disclosure Schedule lists all of the buildings, machinery and equipment owned or leased by WIM and having a fair market value in excess of $5,000. With respect to such items:

                    (i) All of the buildings, machinery and equipment and other tangible assets owned and leased and used in WIM's business:

                       (A) are in good working order and condition (with respect to machinery, equipment and other tangible assets), ordinary wear and tear excepted and subject to the maintenance schedules customarily followed with respect to each of these items; and

                       (B) are being used for their intended purpose and within their designed capacity.

                   (ii) the leases for the machinery, equipment and other tangible assets, if any, are in full force and effect and WIM holds a valid and existing leasehold interest under each of the leases for the term set forth in Section 6.(j)(ii) of the

     Disclosure Schedule. WIM has delivered to the Buyer complete and accurate copies of each of the leases described under this Section, and none of such leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to the Buyer. WIM is not in default, and no circumstances exist which, if unremedied, would either with or without notice or the passage of time or both, result in such default under any of such leases, nor, to the Knowledge of the Seller, is any other party to any of such leases in default.

               (k) Intellectual Property.  To the Knowledge of the Seller, WIM
                   ---------------------
owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the operation of its businesses as presently conducted and has not granted any license or sublicense under or with respect to any Intellectual Property.

               (l) Contracts.  Section 6.(l) of the Disclosure Schedule is
                   ---------
comprised of a true, complete and accurate list of all written or oral contracts, understandings, agreements and other arrangements (including a brief description of all such oral arrangements) executed by an officer or duly authorized employee of WIM or to which WIM is a party either:

                    (i) involving more than $5,000, exclusive of normal and ordinary purchase orders, or

                   (ii) in the nature of a collective bargaining agreement, employment agreement, or severance agreement with any of its directors, officers and employees. The Seller has delivered to the Buyer a correct and complete copy of each contract, agreement, and other written arrangement listed in Section 6.(1) of the Disclosure Schedule. Neither the Seller nor WIM has received any notices (whether oral or in writing) that any party to any other such agreements is terminating, intends to terminate or is considering terminating, any of the contracts, agreements or understandings listed or required to be listed in Section 6.(1) of the Disclosure Schedule.

               (m) Inventory.  The Inventory and Supply Inventory of WIM
                   ---------
consists of Processed and Unprocessed Inventory, manufactured and purchased parts and supplies, all of which is merchantable and fit for the purpose for which it was procured or manufactured, subject to only the reserve for inventory writedown set forth in the WIM Financial Statements, as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of WIM.

               (n) Accounts Receivable.  Section 6.(n) of the Disclosure
                   -------------------
Schedule lists all accounts receivable of WIM as of the Most Recent Fiscal Month End. Said accounts receivable have arisen in the Ordinary Course of Business and represent valid obligations due to WIM. To the Knowledge of the Seller, such accounts receivable (net of any reserve for doubtful accounts as reflected in Section 6.(n) of the Disclosure Schedule) are collectible in accordance with their terms, in the Ordinary Course of Business and in the aggregate recorded amounts thereof. To the Knowledge of the Seller or WIM, such accounts receivable are not subject to any material set-offs or material counterclaims. At the Closing, the Seller shall amend Section 5(n) of the Disclosure Schedule to reflect all accounts receivable of WIM as of the Closing Date.

               (o) Notes Receivable.  Section 6.(o) of the Disclosure Schedule
                   ----------------
summarizes the outstanding terms, payment history and balance of the notes receivable of WIM as of the Most Recent Fiscal Month End, which shall amended to reflect the notes receivable of WIM as of the Closing Date. Said notes receivable have arisen (and will arise) in the Ordinary Course of Business and represent (and as of the Closing will represent) valid obligations due to WIM. Such notes receivable (net of any reserve for doubtful accounts as reflected in Section 6.(o) of the Disclosure Schedule) are current in accordance with their terms, all in the Ordinary Course of Business and in the aggregate recorded amounts thereof. To the Knowledge of the Seller or WIM, such notes receivable are not subject to any material set-offs or material counterclaims.

               (p) Powers of Attorney.  There are no outstanding powers of
                   ------------------
attorney executed on behalf of WIM.

               (q) Litigation.  To the Knowledge of the Seller, Section 6.(q)
                   ----------
of the Disclosure Schedule sets forth each instance in which WIM:

                    (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction of any court or Governmental Body; or

                   (ii) is a party to any charge, complaint, action, suit, proceeding or hearing of or in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction.

               (r) Employee Benefits.  Section 6.(r) of the Disclosure
                   -----------------
Schedule lists all Employee Benefit Plans maintained by WIM or to which they contribute for the benefit of any of their current or former employees.

                    (i) To the Knowledge of the Seller each Employee Benefit Plan (and each related trust or insurance contract) complies in form and in operation in all respects with the applicable requirements of ERISA and the Code;

                   (ii) All contributions (including all employer contributions and employees salary reduction contributions) which are due have been paid to each Employee Benefit Plan and all such plans are adequately funded;

                  (iii) No unsatisfied liability has been incurred by WIM or ERISA affiliate and there is no material risk that such liability will be incurred;

                   (iv) To the Knowledge of the Seller, no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand with respect to the administration or the investment of the assets of any Employee Benefit Plan (other than routine claims for benefits) is pending;

                    (v) WIM does not provide any medical or other similar benefits to employees beyond retirement; and

                   (vi) The Seller has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each Employee Benefit Plan.

               (s) Banking Relationships.  Section 6.(s) of the Disclosure
                   ---------------------
Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which WIM maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to have access thereto, draw thereon or make withdrawals therefrom.

               (t) Insurance.  Section 6.(t) of the Disclosure Schedule is
                   ---------
comprised of an accurate and complete description of all policies of insurance of any kind or nature, including, but not limited to, fire, liability, workmen's compensation and other forms of insurance owned or held by or covering WIM or all or any portion of its property and assets.

               (u) Labor Relations.  Section 6.(u) of the Disclosure Schedule
                   ---------------
lists all employees of WIM, including their current positions and compensation, and lists any sums presently owing to or accrued for and on behalf of any employee for, benefits, vacation, sick leave, bonuses or other similar items. WIM is party to a collective bargaining agreement with the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America dated November 29, 1993 and amended October 11, 1995 (the "Collective Bargaining Agreement"). To the Knowledge of the Seller, there are no strikes, work stoppages, unfair labor practice charges or grievances pending or threatened against WIM by any employee of WIM or any other person or entity. The Seller believes that WIM's relationship with its employees is good.

               (v) Legal Compliance.  To the Knowledge of the Seller, WIM is in
                   ----------------
material compliance with all laws (including rules and regulations thereunder) of any Governmental Bodies having jurisdiction over WIM, including any requirements relating to antitrust, consumer protection, currency exchange, equal opportunity, health, occupational safety, pension and securities matters.

               (w) Permits.  Section 6.(w) of the Disclosure Schedule is
                   -------
comprised of a listing of all licenses, permits, orders or approvals held by WIM from Governmental Bodies required for the conduct of WIM's business other than such incidental licenses, permits and other authorizations which would be readily obtainable by any qualified applicant without undue burden. To the Knowledge of the Seller, WIM has all licenses, permits, orders or approvals from Governmental Bodies required for the conduct of its business as presently conducted, and is not in material violation of any such license, permit, order or approval. To the Knowledge of the Seller:

                   (i) all such licenses, permits, orders and approvals are in full force and effect, and

                  (ii) no suspension or cancellation thereof has been threatened.

               (x) Environment, Health and Safety.  To the Knowledge of the
                   ------------------------------
Seller, except as set forth in Section 6.(x) of the Disclosure Schedule, with respect to WIM:

                   (i) No Hazardous Material has been disposed of on, released to or from, threatened to be released to or from or is presently at, on, beneath, in or upon any of the Owned Real Property or upon adjacent parcels of real estate in amounts or concentrations which constitute or constituted a violation of, or which could reasonably be expected to give rise to liability under, any Environmental Law.

                  (ii) There has been no generation, production, refining, processing, manufacturing, use, storage, disposal, treatment, shipment or receipt of a Hazardous Material at or from the Owned Real Property or relating to the operation of WIM in violation of or in a manner that could give rise to liability under Environmental Laws.

                 (iii) The operations of WIM are in compliance and have been in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Owned Real Property which could interfere with continued operation WIM's business or impair its fair saleable value.

                  (iv) Neither the Seller or WIM has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to the Owned Real Property from any Governmental Body, nor does the Seller or WIM have Knowledge or reason to believe that any such notice will be received from or is being threatened by any Governmental Body.

                   (v) No judicial proceedings, governmental administrative actions, investigations or internal or non-public agency proceedings are pending or threatened, under any Environmental Law, to which WIM is or will be named as a party, nor are there any consent decrees, or other decrees, consent orders, agreements, administrative orders or other orders, judicial or administrative requirements outstanding under any Environmental Law with respect to WIM.

               (y) Brokers' Fees.  WIM has no liability or obligation to pay any
                   -------------
fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which WIM, the Buyer or the Parent could become liable or obligated.

               (z) Undisclosed Liabilities.  To the Knowledge of the Seller, WIM
                   -----------------------
has no liability (and to the Knowledge of the Seller, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability), except for

                   (i) liabilities set forth on the face of the financial statements for the Most Recent WIM Fiscal Month End (rather than in any notes thereto) or

                  (ii) liabilities which have arisen in the Ordinary Course of Business since the Most Recent WIM Fiscal Month End.

              (aa) Affiliate Transactions.  No officer, director, or employee
                   ----------------------
of WIM or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons), has any agreement with WIM or any interest in any of their property of any nature, used in or pertaining to the business of WIM (other than the ownership of capital stock of the corporation as disclosed in Section 6.(c) of the Disclosure Schedule). None of the foregoing Persons has any direct or indirect interest in any competitor, supplier or customer of WIM or in any Person from whom or to whom WIM leases any property or transacts business of any nature.

              (ab) Customers and Suppliers.  Section 6.(ab) of the Disclosure
                   -----------------------
Schedule lists the 10 largest customers and suppliers of WIM for the fiscal year ended December 31, 1995, including the amount and percentage of net sales or purchases by WIM attributable to such customer or supplier for the period indicated. Since the most recent WIM Fiscal Month End, no customer or supplier listed on Section 6.(ab) of the Disclosure Schedule has indicated in writing or orally to WIM or the Seller that it will stop or decrease the rate of purchases or sales from or to WIM.

              (ac) Disclosure.  The representations and warranties of the Seller
                   ----------
contained in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not misleading.

     7.   Pre-Closing Covenants.  The Parties agree as follows with respect to
          ---------------------
the period between the execution of this Agreement and the Closing:

          (a) General.  Each of the Parties will use his or its commercially
              -------
reasonable efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Section 9 below).

          (b) Auto Shredder Residue.  The Seller shall cause WIM, at WIM's sole
              ---------------------
cost and expense, to have all non-recyclable waste material resulting from the operation of the shredder ("Auto Shredder Residue") removed from the Owned Real Property and disposed of in accordance with all Environmental Laws prior to the Closing Date.

          (c) Operation of Business.  The Seller will not cause or permit WIM to
              ---------------------
engage in any practice, take any action, embark on any course of inaction, or enter into any transaction outside the Ordinary Course of Business other than with respect to the Distributable Assets and other than the sale of marketable securities.

          (d) Full Access.  During the Review Period, the Seller will permit and
              -----------
will cause WIM to permit, representatives of the Buyer and the Parent, including counsel, lenders, appraisers and accountants, to have full access, during normal business hours and in a manner so as not to interfere with the normal business operations of WIM, to all premises, properties, books, records, contracts, tax records and documents of or pertaining to WIM. No review, examination or investigation by the Buyer or the Parent shall diminish or obviate any of the representations, warranties, covenants or agreements of WIM or the Seller under this Agreement.

          (e) Audit.  The Seller will permit and will cause WIM to permit the
              -----
Buyer and Parent or their independent accountants to conduct a complete audit of the WIM financial statements in accordance with generally accepted auditing standards and the rules and regulations of the Securities and Exchange Commission (the "Audit"). The Seller will permit and will cause WIM to provide complete access to all books and records of WIM and will provide all representation letters and other certificates as necessary, in the judgment of Buyer and Parent, to complete the Audit as contemplated by this Section 7.(e). The Seller acknowledges that the purpose of the Audit is to prepare the Final Balance Sheet and financial statements, including the notes thereto, included in a registration statement filed by the Parent under the Securities Act (the "Financial Statements"). The Seller and WIM consent to the inclusion of the Financial Statements and other information concerning WIM in such registration statement, provided, however, that the Seller and WIM shall have no liability to Buyer and Parent or WIM with respect to the audit and the presentation of the Financial Statements in such registration statement. The preceding limitation shall not be deemed to limit the Seller's contractual liability to Buyer with respect to the representations made in Section 6 hereof.

          (f) Confidentiality.  The Buyer and Parent will treat and hold
              ---------------
confidential any Confidential Information of the Seller or WIM it receives from the Seller or WIM, will not use any of such Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to WIM all tangible embodiments (and all copies) of such Confidential Information which are in its possession and will thereafter continue to hold confidential any such Confidential Information received; provided, however, that this sentence shall
                                   -----------------
not apply to any information

               (i) which, at the time of disclosure, is available publicly;

              (ii) which, after disclosure, becomes available publicly through no failure of the Buyer or Parent;

             (iii) which the Buyer knew or to which the Buyer had access prior to disclosure; and further provided that in the event that the Buyer or the Parent is requested or required (by oral question or request for information or documents in any legal proceeding) to disclose any such Confidential Information, the Buyer and/or the Parent will notify the Seller promptly of the request or requirement so that the Seller may seek an appropriate protective order or waive compliance with the provisions of this Section 7.(f), and if in the absence of a protective order or the receipt of a waiver hereunder, the Buyer or the Parent is, on the advice of counsel, compelled to disclose any such Confidential Information to any tribunal or else stand liable for contempt, the Buyer or the Parent may disclose such Confidential Information to the tribunal, provided that the Buyer and/or Parent shall use its reasonable efforts to obtain, at the reasonable request and expense of the Seller, an order or other assurance that confidential treatment will be accorded to such portion of such Confidential Information required to be disclosed as the Seller shall designate.

          (g) Notice of Events.  The Seller shall within five days thereafter
              ----------------
notify Buyer and Parent of:

               (i) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement; or

              (ii) any event, occurrence, transaction or other item which would have been required to have been disclosed on any Schedule or Exhibit attached hereto had such event, occurrence, transaction or item existed on the date hereof, other than items arising in the Ordinary Course of Business which would not adversely alter any of the representations, warranties or other agreements of the Seller.

          (h) No Negotiation.  Until the earlier of
              --------------

               (i) the Closing Date or

              (ii) the date of termination of this Agreement, neither the Seller nor WIM shall, directly or indirectly through any officer, director, employee or agent:

                    (A) Solicit, initiate or encourage the submission of inquiries, proposals or offers from any person relating to any acquisition or purchase of substantially all the assets of, or any equity interest in, WIM or any exchange offer, merger, consolidation, liquidation, dissolution or similar transaction involving WIM;

                    (B) Enter into or participate in any discussions or negotiations regarding any of the foregoing, or with the intent to facilitate any of the foregoing, furnish to any person (other than the Buyer, Parent and their representatives) any information with respect to WIM; or

                    (C) Otherwise cooperate in any way with any Person, other than Buyer or Parent, to do or seek any of the foregoing.

     The Seller will notify the Buyer and Parent within two business days if any such communication with respect to any of the foregoing is received or if any such discussions, negotiations or other events occur or are sought to be initiated.

          (i) Environmental Assessment.  The Seller has delivered to the Buyer
              ------------------------
and the Parent and have retained a copy of the December 1995 ASTM Phase I and Phase II Environmental Site Assessment of the Owned Real Property and the operations of WIM prepared by W.Z. Baumgartner & Associates and which is incorporated as Section 6.(x) of the Disclosure Schedule (the "Environmental Assessment"). The Seller will promptly notify the Buyers of any event, condition or circumstance occurring from the date of the Environmental Assessment through the Closing Date which may alter the conclusions contained therein.

          (j) Title Opinion.  Prior to the Closing, Buyer and Parent shall have
              -------------
received an opinion of Buyer's Iowa counsel, and a title guaranty certificate issued by the Title Guaranty Division of the Iowa Finance Authority reasonably satisfactory in form and substance to the Buyer and Parent, dated the Closing Date, to the effect that WIM holds good and marketable title to the Owned Real Property, in conformity with the Title Standards of the Iowa State bar Association, free and clear of any Security Interest, easement or covenant except for

               (i) installments of general property taxes and special assessments not yet delinquent;

              (ii) recorded easements, covenants and other restrictions;

             (iii) utility easements, building restrictions, zoning restrictions, and other easements and restrictions existing generally with respect to properties of a similar character; and

               (iv) any matters shown on the Survey delivered in accordance with
     Section 7.(k) hereof. The cost of the title opinion and the title guaranty certificate shall be paid at Closing one-half by Buyer and one-half by Seller.

          (k) Survey.  With respect to the Owned Real Property, the Seller will,
              ------
prior to the Closing, provide Buyer a current survey of the Owned Real Property certified to Buyer, any mortgagee of Buyer, prepared by a licensed surveyor and conforming to the Standards for land surveying under Chapter 355 of the Code of Iowa (1995), as amended, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, setback requirements, and other matters customarily shown on such surveys, and showing access affirmatively to public streets and roads. The cost of the Survey shall be paid one-half by the Buyer and one-half by the Seller.

          (l) Employment Agreements.  At the Closing, Buyer agrees that it shall
              ---------------------
cause WIM to offer, on the Closing Date, an employment agreement to Steve Plies on the terms set forth in Exhibit "E" attached hereto.

     8.   Post-Closing Covenants.  The Parties agree as follows with respect to
          ----------------------
the period following the Closing:

          (a) General.  In case at any time after the Closing any further action
              -------
is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will use commercially reasonable efforts to take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

          (b) Transition.  The Seller will take no action that is primarily
              ----------
designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of WIM from maintaining the same business relationships with WIM after the Closing as it maintained with WIM prior to the Closing. For a period of six (6) months after the Closing Date (the "Transition Period"), the Seller agrees to use commercially reasonable efforts to make himself available on a part-time basis to assist and cooperate with the Buyer, Parent and WIM in matters related to the Transition.

          (c) Access to Books and Records.  For a period of three years after
              ---------------------------
the Closing Date, Seller shall have reasonable access to WIM's books and records for the purpose of preparing Seller's individual income Tax returns and to file an appropriate Subchapter S corporate return. Thereafter, the Seller shall have commercially reasonable access to such books and records (to the extent they are available) for the purpose of addressing any dispute with or inquiry by any Governmental Body; provided, however, that such access does not require Buyer or
                   -----------------
Parent to retain any of WIM's books and records for a period of greater than four years. Buyer acknowledges that a copy and not the original of such books and records shall be part of the Distributed Assets.

          (d) Confidentiality.  The Seller will treat and hold confidential any
              ---------------
Confidential Information of Buyer or Parent that it receives from the Buyer or Parent and will not use any such Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Buyer and Parent all tangible embodiments (and all copies) of such Confidential Information which are in their possession and will thereafter continue to hold confidential any such Confidential Information received; provided, however, that this sentence shall not apply to any
          -----------------
information

               (i) which, at the time of disclosure, is available publicly;

              (ii) which, after disclosure, becomes available publicly through no failure of the Seller;

             (iii) which the Seller knew or to which he had access prior to disclosure; and further provided that in the event that any Seller is requested or required (by oral question or request for information or documents in any legal proceeding) to disclose any such Confidential Information, the Seller will notify the Buyer and/or Parent promptly of the request or requirement so that the Buyer and/or Parent may seek an appropriate protective order or waive compliance with the provisions of this Section 8.(d), and if in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any such Confidential Information to any tribunal or else stand liable for contempt, the Seller may disclose such Confidential Information to the tribunal, provided that the Seller shall use its reasonable efforts to obtain, at the reasonable request and expense of the Buyer and/or Parent, an order or other assurance that confidential treatment will be accorded to such portion of such Confidential Information required to be disclosed as the Buyer and/or Parent shall designate.

          (e) Covenant Not to Compete.  For a period of five years from and
              -----------------------
after the Closing Date, the Seller will not engage in the scrap metal business in any manner within WIM's Market Area, as charted on the map attached hereto as Exhibit "F"; provided, however, that no owner of less than 5% of the outstanding
             -----------------
stock of any publicly traded corporation shall be deemed to engage in any of its businesses solely by reason thereof.

          (f) Pension Plan.  Seller shall discharge WIM's obligations under the
              ------------
Pension Plan, whether arising before, on or after the Closing Date. The Seller represents and warrants to Buyer and Parent that the accrual of benefits under such plan has been frozen. Buyer and Parent shall permit Seller, at his sole expense and in the name and on behalf of WIM, to control the discharge of such obligations in conformity with applicable laws, including, without limitation, the making of all filings, reports and elections with respect thereto. Seller shall indemnify and hold harmless Buyer and Parent against any and all claims and liabilities of any nature arising out of the Pension Plan. At all times after the Closing, Buyer and Parent shall

               (i) cooperate, and shall cause WIM to cooperate, with Seller regarding the handling of such obligations of WIM and to make all books, records and documents relating to such claims in their possession available to Seller, or his representatives, upon request, for inspection and copying, and

              (ii) with reasonable promptness, provide Seller with copies of any correspondence or documents that WIM receives regarding the Pension Plan. Neither Buyer nor Parent shall take any action, or shall cause WIM to take any action, to discharge any obligations of WIM under the Pension Plan unless and until the Seller shall have failed to address such obligations in conformity with applicable laws.

          (g) Payment of Certain Liabilities Related to the Weissman Industries
              -----------------------------------------------------------------
Employee Healthcare Plan.  Subject to the availability of any "stop-loss"
- ------------------------
coverage payable to the Buyer, Seller shall reimburse Buyer for any bona fide claim for benefits submitted within 180 days of the end of the benefit period (within the meaning of the Weissman Industries Employee Healthcare Plan) within which the Closing Date occurs (the "Payment Period") by participants under the Weissman Industries Employee Healthcare Plan provided such claim relates to expenses covered by such Plan and incurred by the participant prior to the Closing Date. During the Payment Period, Buyers shall periodically, as claims for benefits are received, provide Seller with a schedule depicting such claims covered by this covenant and Seller shall reimburse Buyer for such claims within 30 days after receipt of such statement.

     9.   Conditions to Obligation to Close.
          ---------------------------------

          (a) Conditions to Obligation of the Buyer and the Parent.  The
              ----------------------------------------------------
obligation of the Buyer and the Parent to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions, any of which may be waived by the Buyer or Parent only in writing:

               (i) the representations of the Seller set forth in Section 4 and the representation of Seller set forth in Section 6 above shall be true and correct in all material respects at and as of the Closing Date and the Buyer and Parent shall have received a certificate from the Seller to that effect;

              (ii) the Seller and WIM shall have delivered all updates or supplements to the Disclosure Schedule to make the information contained therein not misleading and the Buyer and Parent shall have received a certificate from the Seller to that effect;

             (iii) the Seller shall have performed and complied with all of his covenants hereunder in all material respects through the Closing Date and the Buyer and Parent shall have received a certificate from the Seller that such covenants shall have been performed and complied with through the Closing Date;

              (iv) at the Closing, the Buyer and the Parent shall have received from counsel to the Seller an opinion in form and content substantially similar to Exhibit "G," addressed to the Buyer and Parent and dated as of the Closing Date;

               (v) to the Knowledge and belief of the Seller there shall be no material adverse change in the business of WIM taken as a whole, financial or otherwise, or, to the Seller's Knowledge, its customers, regardless of reason, including those changes that are as a result of any legislative or regulatory change, revocation of any permits, licenses or rights to do business, failure to obtain any permit at the normal time or in the manner applied for by WIM, fire, explosion, accident, casualty, labor trouble, flood, riot, storm, condemnation or act of God or otherwise, and the Seller shall have delivered to Buyer and Parent a certificate, dated the Closing Date, to such effect;

              (vi) at or prior to the Closing, the Seller shall have delivered to Buyer the originals of the corporate documents included in
     Section 6.(b) of the Disclosure Schedule; and

             (vii) The lien in favor of Homeland Bank, National Association as reflected by financing statement No. H952712 filed with the Iowa Secretary of State shall have been released or Seller shall have presented Buyer with the original of such bank's UCC release for such lien with such bank's instructions that such release may be filed upon Closing.

          (b) Conditions to Obligation of the Seller.  The obligation of the
              --------------------------------------
Seller to consummate the transactions to be performed by him in connection with the Closing is subject to satisfaction of the following conditions any of which may be waived by the Seller only in writing:

                (i) the representations set forth in Section 5 above shall be true and correct in all material respects at and as of the Closing Date and the Seller shall have received a certificate from the appropriate officers of Buyer and Parent to such effect;

               (ii) the Buyer and the Parent shall have performed and complied with all of their covenants hereunder in all material respects through the Closing Date and the Seller shall have received a certificate from the appropriate officers of Buyer and Parent to such effect;

              (iii) the Seller shall have received from counsel to the Buyer and the Parent an opinion in form and content substantially similar to Exhibit "H," addressed to the Seller and dated as of the Closing Date; and

               (iv) as of the Closing, there shall not be any injunction, order or decree in effect preventing the consummation of the transactions contemplated by this Agreement.

     10.  Remedies for Breaches of this Agreement.
          ---------------------------------------

          (a) Survival.  All of the representations and warranties of the
              --------
Parties contained in this Agreement shall survive and continue in full force and effect for a period of two years from the Closing Date, except:

               (i) with respect to the covenant not to compete contained in
     Section 8.(e) hereof which shall survive for a period of five years from the Closing Date;

              (ii) with respect to the any liabilities under the Pension Plan for a period of five years from the Closing Date; and

             (iii) with regards to Tax matters which shall survive for a period of time which is equal to the statute of limitations with respect to the Tax liability being asserted.

          (b) Indemnification Provisions for Benefit of the Buyer and Parent.
              --------------------------------------------------------------
Subject to the terms of this Section 10, the Seller shall indemnify, defend, reimburse and hold harmless the Buyer, Parent and WIM from and against any and all claims, demands, penalties, fines, liabilities, obligations, losses, settlements, damages, costs and expenses resulting from:

               (i) any breach of any representation and warranty on the part of the Seller contained in this Agreement;

              (ii) any breach of any covenant on the part of the Seller contained in this Agreement;

             (iii) all federal, state, county, local, foreign and other taxes of Seller or WIM, including, income taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, and any penalties or interest, whether or not measured in whole or in part by net income, relating to the taxable periods or portions thereof ending upon the close of business on the Closing Date which are not timely paid by Seller or WIM and which Buyer and Parent pays, provided, however, that this clause 10.(b)(iii) shall not apply to any Election Taxes, any other taxes required to be paid by Buyer and Parent pursuant to Section 3.(h) and any taxes which are included in WIM's liabilities for purposes of the adjustments to the Consideration under Section 2.(d);

              (iv) any liability arising under any Environmental Law arising out of the operations of WIM prior to the Closing except any such liability which is included in WIM's liabilities for purposes of the adjustments to the Consideration under Section 2.(d); and

               (v) reasonable fees and disbursements of counsel incident to any of the foregoing.

          The indemnification of the Buyer, Parent and WIM provided by this
     Section 10.(b) shall be in addition to the tax indemnification set forth in
     Section 3.(h), above.

          (c) Indemnification Provisions for Benefit of the Seller.  Subject to
              ----------------------------------------------------
the terms of this Section 10, the Buyer shall indemnify, defend, reimburse and hold harmless the Seller from and against any and all claims, demands, penalties, fines, liabilities, obligations, losses, settlements, damages, costs and expenses resulting from:

               (i) any breach of any representation and warranty or any covenant on the part of the Buyer or Parent contained in this Agreement;

              (ii) all federal, state, county, local, foreign and other taxes of WIM, including, income taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, and any penalties or interest, whether or not measured in whole or in part by net income, relating to the taxable periods or portions thereof commencing after the close of business on the Closing Date which are not timely paid by WIM or Buyer and which the Seller pay;

             (iii) the operation of the business of WIM and any successor or assign thereof after the Closing Date; and

              (iv) reasonable fees and disbursements of counsel incident to any of the foregoing.

     The indemnification of the Seller provided by this Section 10.(c) shall be in addition to the tax indemnification set forth in Section 3.(h), above.

          (d) Limitation of Seller's Indemnification Provisions  The
              -------------------------------------------------
indemnification obligations of the Seller pursuant to this Section 10:

               (i) shall not exceed an amount equal to $10,000,000, provided,
                                                                     --------
     however, that
     -------

                    (A) until August 1, 1996, such limitation shall not apply to any liabilities arising out of the operations and sale of Weissman Steel Supply or any other identifiable business unit or operation of WIM, including any parcels of real property, prior to the Closing;

                    (B) such limitation shall not apply to any liabilities arising out of any breach of the representations of the Seller contained in Sections 4.(c) and 6.(c);

                    (C) such limitation shall not apply to any liabilities arising out of or in any manner related to the acquisition of any WIM Share by the Seller.

              (ii) shall not accrue until and unless the aggregate liability of the Seller taken together pursuant to this Section 10 exceeds the sum of $50,000 (the "Threshold Amount"), provided that in the event the Threshold Amount is met, Buyer and Parent shall be entitled to indemnification for all indemnifiable liabilities hereunder, including the first $50,000 thereof taken into account in meeting the Threshold Amount, provided,
                                                                 ---------
     however, that
     -------

                    (A) until August 1, 1996, such limitation shall not apply to any liabilities arising out of the operations and sale of Weissman Steel Supply or any other identifiable business unit or operation of WIM, including any parcels of real property, prior to the Closing;

                    (B) such limitation shall not apply to any liabilities arising out of any breach of the representations of the Seller contained in Sections 4.(c) and 6.(c);

                    (C) such limitation shall not apply to any liabilities arising out of or in any manner related to the acquisition of any WIM Share by the Seller.

          (e) Indemnification Procedure for Third Party Claims.  The Party
              ------------------------------------------------
seeking indemnification under this Section 10 shall give the Party from whom indemnification is sought prompt written notice of the assertion of any third party claim of which said Party has knowledge which is covered by the indemnity agreements set forth in the Section 10. If the Party obligated to indemnify wishes to defend such claim for which such Party is or may be liable, then such Party may, at its own expense, defend such claim; provided, however, that the
                                                  -----------------
indemnitee or indemnitees may retain counsel (at the indemnitee's expense) to monitor the defense of such claim. If the Party obligated to indemnify, within a reasonable period of time after notice of any such claim, fails to defend, the Party seeking indemnification will have the right to undertake the defense, compromise or settlement of such claim, subject to the right of the indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof.

          (f) Payment of Sums Due.  After any final non-appealable judgment or
              --------------------
award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, or a settlement shall have been completed, or the Parties shall have arrived at a mutually binding agreement, with respect to each separate third party claim indemnified by the Party obligated to indemnify, the Party seeking indemnification shall forward to the Party obligated to indemnify notice of any sums due and owing (and the times when due) by the Party seeking indemnification with respect to such claim and the Party obligated to indemnify shall pay such sums to the Party seeking indemnification in cash, within 30 days after the date of such notice or, if any such sums are due more than 90 days after the date of such notice, ten days prior to the date each such sum is due.

          (g) Good Faith Efforts to Settle Disputes.  Each of the parties agrees
              -------------------------------------
that, prior to commencing any litigation against the other concerning any matter with respect to which such Party intends to claim a right of indemnification in such proceeding, such parties shall meet in a timely manner and attempt in good faith to negotiate a settlement of such dispute.

          (h) Fees and Expenses.  Notwithstanding any other provision in this
              -----------------
Section 10, in the event of any dispute or controversy, the prevailing Party in such dispute shall, in addition to any other remedies the prevailing Party may obtain in such dispute, be entitled to recover from the other Party all of its reasonable legal fees and out-of-pocket costs incurred by such Party in enforcing or defending its rights hereunder, excluding any costs incurred under
Section 10.(g).

          (i) Notice of Claims.  No claim by any Party for indemnification under
              ----------------
this Section 10 shall be valid unless the Party seeking indemnification provides written notice of such claim to the other Party on or before the second anniversary of the Closing date except that:

               (i) in the case of representations and warranties or covenants regarding tax matters, such notice must be given on or before the expiration of the statue of limitations applicable to the liability underlying the claim; and

              (ii) in the case of any covenant contained herein which by its terms explicitly extends beyond such second anniversary, such notice must be given on or before the expiration of the time period explicitly referenced in such covenant. The liability of any Party for indemnification with respect to any claim for indemnification for which the indemnified Party has timely given notice pursuant to this Section 10.(i) shall continue until such liability for indemnification shall have been finally determined pursuant to this Section 10.

          (j) Litigation Support.  If, and for so long as, any Party actively is
              ------------------
contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with

               (i) any transaction contemplated hereunder, or

              (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Business, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party, unless the contesting or defending Party is entitled to indemnification therefor under this
     Section 10.

          (k) Sole Remedy.  The parties hereby agree that the rights and
              -----------
remedies set forth in this Section 10 shall constitute each Party's sole remedy against each of the other Parties after the Closing for the breach of any representation, warranty or covenant herein made by such other party.

     11.  Review Period and Termination.
          -----------------------------

               (a) Termination of Agreement.  Certain of the Parties may
                   ------------------------
terminate this Agreement as provided below:

                 (i) The Buyer, the Parent and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                (ii) If by July 15, 1996, Buyer shall not have received a commitment to provide financing equal to $12,000,000, the Buyer may terminate this Agreement by written notice to the Seller, provided, however, that such notice must be given, if at all, prior to July 29, 1996;

               (iii) If, during the period commencing with the execution of this Agreement by the Parties and ending on July 29, 1996 (the "Review Period"), the Buyer and Parent determine that they have discovered an item with respect to WIM that could have a material adverse effect on the operations of WIM, Buyer may terminate this Agreement by written notice to the Seller, provided, however, that such notice must be given, if at all, prior to three (3) business days after the end of the Review Period; or

                (iv) either of the Buyer, the Parent and the Seller may terminate this Agreement by giving written notice to the other Parties if the Closing shall not have occurred on or before August 5, 1996 (or such earlier date as the Parties shall mutually agree pursuant to Section 2.(e)) unless the Closing shall not have occurred by such date because of a breach of this agreement by the terminating party.

          (b) Effect of Termination.  If any Party terminates this Agreement
              ---------------------
pursuant to this Section, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party except for the obligations of the Parties under Sections 7.(f) and 8.(d) shall survive any such termination and except that this paragraph

11.(b) shall not relieve any party or liability hereunder as a result of a breach of this Agreement by such party.

     12.  Miscellaneous.
          -------------

               (a) Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement until after the Closing without the prior written approval of the other Party; provided, however, that any Party may make any
                             --------  -------
public disclosure in a filing with the Securities and Exchange Commission or any state securities commission that it believes in good faith is required by law or regulation (in which case the disclosing Party will advise the other Party prior to making the disclosure). The terms of this Section 12.(a) shall not prevent the Seller from communicating with the employees and lenders of WIM regarding the content of this Agreement.

               (b) No Third Party Beneficiaries.  This Agreement shall not
                   ----------------------------
confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

               (c) Entire Agreement.  This Agreement (including the documents
                   ----------------
referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof, including that certain letter of intent dated July 13, 1995 addressed to Wesley J. Weissman as reinstated by that certain letter dated February 21, 1996 addressed to Thomas J. Wiens.

               (d) Succession and Assignment.  This Agreement shall be binding
                   -------------------------
upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the Buyer, the Parent and the Requisite Seller. Notwithstanding the foregoing,

                 (i) the Buyer and/or Parent may assign its rights and obligations under this Agreement for the benefit of their lenders, provided that Buyer and Parent shall remain liable for their respective obligations set forth in this Agreement as if such assignment had not occurred hereunder and

                (ii) Buyer may assign its rights hereunder to a wholly-owned subsidiary of Parent, provided that Buyer and Parent shall remain liable for their respective obligations set forth in this Agreement as if such assignment had not occurred hereunder.

               (e) Counterparts. This Agreement may be executed and delivered in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

               (f) Headings.  The section headings contained in this Agreement
                   --------
are inserted for convenience only and shall not in any way affect the meaning or interpretation of this Agreement.

               (g) Notices.  Any and all notices required or permitted hereunder
                   -------
shall be deemed to be sent or delivered when personally delivered to the recipient or when mailed by certified or registered mail with proper first class postage affixed thereto to the Parties hereto, as follows:

          If to the Seller:

               Mr. Wesley J. Weissman
               8632 Titleist Circle
               Las Vegas, Nevada  89117
               Telephone:  (702) 233-1303
               Facsimile:  (702) 233-0453

          With copies to:

               Dean R. Einck, Esq.
               Simmons, Perrine, Albright & Ellwood, P.L.C.
               115 Third Street SE, Suite 1200
               Cedar Rapids, Iowa  52401-1266
               Telephone:  (319) 366-7641
               Facsimile:  (319) 366-1917

          If to the Buyer or Parent:

               Mr. Thomas J. Wiens, Chairman and CEO
               Recycling Industries, Inc.
               384 Inverness Drive South, Suite 211
               Englewood, Colorado 80112
               Telephone:  (303) 790-7372
               Facsimile:  (303) 790-4252

          With a copy to:

               Gerald Raskin, Esq.
               John W. Kellogg, Esq.
               Friedlob Sanderson Raskin Paulson & Tourtillott, LLC 1400 Glenarm Place, Suite 300
               Denver, Colorado 80202
               Telephone:  (303) 595-3970
               Facsimile:  (303) 571-1400

     Any notice required to be made within a stated period of time shall be considered timely mailed if deposited before midnight of the last day of the stated period. Any Party may give any notice or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it is actually received by the individual, or by a person at the address of the individual, for whom it is intended. Any Party may change the address to which notices, requests, demands, claims or other communications hereunder are to be delivered by giving the other Party notice in the manner set forth herein.

          (h) Governing Law.  This Agreement shall in all respects be governed
              -------------
by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Iowa.

          (i) Amendments and Waivers.  No amendment of any provision of this
              ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Buyer, the Parent and the Seller. No waiver by any Party of any default, misrepresentation or breach hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach hereunder or in any way affect any rights arising by virtue of any prior or subsequent such occurrence.

          (j) Severability.  Any term or provision of this Agreement that is
              ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of time within which the judgment may be appealed.

          (k) Expenses.  Each of the Parties will bear his, her or its own costs
              --------
and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          (l) Construction.  Time is of the essence of this Agreement.  The
              ------------
language used herein will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

          (m) Incorporation of Exhibits and Schedules.  The Exhibits and
              ---------------------------------------
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          (n) Litigation.  In the event of litigation arising of or connected
              ----------
with the transactions contemplated by this Agreement, the prevailing Party in any such action shall be entitled to recover of the other Party all costs of court, including attorneys' fees and court costs at the trial level.

     IN WITNESS WHEREOF, the Parties have hereunto set their hands and seals as of the date first above written.


                            THE PARENT:
                            ----------

                            RECYCLING INDUSTRIES, INC.


                            By:    /s/ Thomas J. Wiens, Chairman and CEO
                                   -------------------------------------------
                                   Thomas J. Wiens, Chairman and CEO


[CORPORATE SEAL]            Attest:


                            By:    _________________________________________
                                   _________________________________________


                            THE BUYER:
                            ---------

                            RECYCLING INDUSTRIES OF IOWA, INC.


                            By:    /s/ Thomas J. Wiens, President
                                   -----------------------------------------
                                   Thomas J. Wiens, President


[CORPORATE SEAL]            Attest:


                            By:    _________________________________________
                                   _________________________________________

                            THE SELLER:
                            ----------


                            /s/ Wesley J. Wiessman
                            ---------------------------------------------
                            Wesley J. Weissman

                            Witness:


                            By:__________________________________________
                               __________________________________________

                                    EXHIBITS
                                    --------


EXHIBIT A    Disclosure Schedule

EXHIBIT B    Distributed Assets

EXHIBIT C    Unprocessed Inventory Value

EXHIBIT D    Allocation of Purchase Price

EXHIBIT E    Form of Employment Agreement

EXHIBIT F    Non-Compete Area

EXHIBIT G    Form of Opinion to be delivered by Seller's Counsel

EXHIBIT H    Form of Opinion to be delivered by Parent and Buyer's Counsel